535 Mission Street, 8th Floor San Francisco, CA 94105 CONFIDENTIAL INFORMATION December 21, 2022 Ted Dworkin tedmenot@outlook.com Re: Employment Offer Letter Dear Ted, It is my pleasure to offer you a position at Eventbrite, Inc. (“Company”), coming on board to assume a primary role in building our business. The details of this offer are as follows: Location: Remote - Washington Position: Chief Product Officer Reporting To: Chief Executive Officer Base Salary: Bonus Target: $400,000 per annum 50% of Base Salary Sign-On Bonus: Equity Award Value: Start Date: $300,000, paid in two installments as set forth below $5,000,000 USD January 24, 2023 This offer is contingent upon reference checks, background checks, clearance of any conflicts of interest, your execution of the Proprietary Information and Invention Assignment Agreement, and your eligibility to work in the United States. The terms of your new position with the Company are as set forth below: 1. Position. We are very pleased to offer you the position set forth above under “Position,” in the location set forth above under “Location,” reporting directly to the position set forth above under “Reporting To.” 2. Start Date. Subject to fulfillment of the conditions imposed by this letter agreement, you will commence this new position with the Company on the above start date. DocuSign Envelope ID: 6B86ED14-79FA-42CD-B728-E3F29F8237EE

2 3. Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your start date, or your employment relationship with us may be terminated. 4. Compensation. (a) Base Salary. If you accept this offer, you will receive the base salary listed above, which will be payable in semi-monthly installments on our regular paydays, as in effect from time to time, less applicable withholdings and deductions. (b) Bonus Plan. You will be eligible to participate in the Company’s Bonus Plan as approved by the Company’s CEO and Board of Directors each year, which targets the bonus percentage listed above at your level. If your start date falls after January 1 and before September 30, your bonus payment may be prorated accordingly. If your start date falls between October 1 and December 31, you will become eligible to participate in the Bonus Plan in the year following your start date. Bonuses are discretionary, based on individual and Company performance, and the Company reserves the right to modify or eliminate the plan at any time. (c) Sign-On Bonus. Subject to your continued employment with the Company on the first regular payday following the one year anniversary of your start date, you will earn a $300,000 cash Sign-On Bonus. The Sign-On Bonus will be paid in two installments. The first installment of $150,000, less applicable withholding taxes and other deductions, will be paid on your first regular payday following the three month anniversary of your start date. Should your employment terminate prior to the three month anniversary of your start date, for any reason, you will not have earned any portion of the Sign-On Bonus. Should you cease to be an employee of the Company between the three month anniversary of your start date and the one year anniversary of your start date, for any reason, you will have earned only a pro-rata portion of your Sign-On Bonus and must repay the rest of the Sign-On Bonus advanced to you. The prorated portion shall be calculated by multiplying the entire amount of the first installment of the Sign- On Bonus by a fraction, the numerator of which is equal to the number of months (including partial months) that you ceased to be employed prior to the one year anniversary of your start date, and the denominator of which is equal to twelve. By signing this letter, you hereby agree to repay, at the time of termination from employment should such termination occur within one year from the start date listed above, any repayable portion of the Sign-On Bonus and further agree to timely execute any repayment agreement provided by the Company to effectuate such repayment. The second installment of $150,000, less applicable withholding taxes and other deductions, will be earned and paid on the first regular payday following the one-year anniversary of your start date. (d) Benefits. As an employee of the Company, you will be eligible for company benefits as in effect from time to time in accordance with our policies for similarly situated employees. 5. Equity. Restricted Stock Units. In connection with the commencement of your employment, the Company will recommend that its board of directors (or a committee thereof) grant you a number of restricted stock units determined by dividing $3,750,000 (the “RSUs”) by the average closing market price of the Company’s Class A common stock over the 30-calendar day period ending on the last day of the month immediately prior to the month of the grant date. If granted, the RSUs will vest according to a four-year vesting schedule, with 25% of the RSUs vesting at approximately the end of your first year of DocuSign Envelope ID: 6B86ED14-79FA-42CD-B728-E3F29F8237EE

3 employment, and the remaining shares vesting ratably on a quarterly basis over the following three years, in each case, subject to your continued employment with the Company through the applicable vesting date. Options. In connection with the commencement of your employment, the Company will also recommend that its board of directors (or a committee thereof) grant you an option to purchase that number of shares of the Company’s Class A common stock (the “Option”) necessary for the option to have a grant date fair value of $1,250,000, as determined in accordance with the Company’s standard accounting assumptions (i.e., the black-scholes value). If granted, the shares underlying the Option will vest and become exercisable according to a four-year vesting schedule, with 25% vesting and becoming exercisable at approximately the end of your first year of employment, and the remaining shares vesting and becoming exercisable ratably on a monthly basis, in each case, subject to your continued employment with the Company through the applicable vesting date. 6. Proprietary Information and Invention Assignment Agreement. Your acceptance of this offer and commencement of employment with the Company is contingent upon your execution of the Company's “Proprietary Information and Invention Assignment Agreement,” signed copies of which must be delivered to an officer of the Company prior to or on your start date. 7. Conflicts of Interest. Your employment pursuant to this offer is contingent upon you having disclosed to the Company any potential conflicts of interest between your past employment and future duties with the Company. By accepting this offer of employment, you are certifying that (i) you are not aware of any impediment to loyal and conscientious employment with the Company, (ii) you have not engaged in any conduct or entered into any agreement that would disqualify you from employment with the Company or in anyway restrict your employment with the Company, and (iii) neither your employment with the Company nor the discharge of your employment duties will violate any agreement that you have executed with a third party. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you in connection with your employment with the Company, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice and you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company’s General Counsel or her designee and the Chief Executive Officer. By way of illustration, but not limitation, you may not (i) accept or perform work of a nature that conflicts or competes in any way with the business, products or services of the Company, or causes you or has potential to cause you to be disloyal; (ii) use any Company resources including, but not limited to, computer hardware and software, telephones, facsimile machines, and copiers, for or in connection with any non-Company work; (iii) perform any non-Company work on Company premises; or (iv) perform any non-Company work during normal business hours. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, provided such efforts are not inconsistent with the above principles. 8. At-Will Employment. Notwithstanding any other provision of this letter agreement to the contrary, your employment with the Company will be on an “at will” basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, with or without cause. No employee or representative of the Company, other than the Chief Executive Officer has the authority DocuSign Envelope ID: 6B86ED14-79FA-42CD-B728-E3F29F8237EE

4 to alter the at-will nature of your employment relationship. The Chief Executive Officer can only do so in a written employment agreement that is signed by both the Chief Executive Officer and yourself. We are delighted to extend you this offer until 5 pm PST on December 27, 2022 and look forward to working with you. To indicate your acceptance of the Company’s offer, please sign and date this letter agreement in the space provided below and return it to me, along with a signed and dated copy of the Proprietary Information and Invention Assignment Agreement. This letter, together with the Proprietary Information and Invention Assignment Agreement, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you. If you have any questions about this offer, please call me. We look forward to a favorable reply and to a rewarding and productive association with you. Sincerely, Julia Hartz, CEO Agreed and Accepted: ___________________________ ______________________ Date Enclosures: Proprietary Information and Invention Assignment Agreement; Arbitration Agreement DocuSign Envelope ID: 6B86ED14-79FA-42CD-B728-E3F29F8237EE 2022-12-22